EXHIBIT 23.01

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our reports dated February 24, 1998 (1997 Annual Report on Form 10-K and Supplemental Schedules), included in this Form 10-K, into Rio Hotel & Casino, Inc.'s previously filed registration statements on Form S-8 (File No. 33-38752), Form S-8 (File No. 33-68130), Form S-8 (File No. 33-56860), Form S-8
(File No.  333-12011),  Form  S-3  (File No. 33-70192),  Form S-3
(File  No.  33-51092),  Form  S-3  (File No.  33-36598), Form S-3
(File No. 333-869), and Form S-3 (File No. 333-39279).



                                    ARTHUR ANDERSEN LLP

Las Vegas, Nevada
March 30, 1998